PIONEER FUNDS DISTRIBUTOR, INC.
                                 60 State Street
                                Boston, MA 02109
                                 (617) 742-7825

                                 SALES AGREEMENT

Gentlemen:

      Pioneer Funds Distributor, Inc. (PFD), acts as principal underwriter, as defined in the Investment Company Act of 1940, for the registered investment companies (the "Funds") listed on Appendix A attached (as amended from time to time by PFD.) Acting as a principal, PFD offers to sell shares of the Funds subject to the conditions set forth in this agreement and subsequent amendments thereto.

      1. Shares purchased from PFD for sale to the public shall be offered and sold at the price or prices, and on the terms and conditions, set forth in the currently effective prospectus of the Funds, as amended or supplemented from time to time (the "Prospectus" or "Prospectuses"). In the sale of such shares to the public you shall act as dealer for your own account or as agent for your customer and in no transaction shall you have any authority to act or hold yourself out as agent for PFD, any of the Funds, the Funds' Custodians, the Funds' Transfer agent, or any other party, and nothing in this agreement shall constitute you a partner, employee or agent of ours or give you any authority to act for PFD. Neither PFD nor the funds shall be liable for any of your acts or obligations as a broker-dealer under this agreement. Nothing herein shall be construed to prohibit your acting as agent for one or both customers in the sale of shares by one customer to another and charging such customer(s) a reasonable commission.

       2. Shares purchased from PFD for sale to the public shall be purchased only to cover orders previously received by you from your customers. Shares purchased for your own bona fide investment shall not be reoffered or sold except to the applicable Fund or to PFD. PFD also agrees to purchase shares only for investment or to cover orders received.

       3. If you purchase shares from your customers, you agree to pay such customers not less than the redemption price in effect on the date of purchase, as defined in the prospectus of the applicable Fund. Sales of shares at prices reflecting a discount, concession, commission or other reallowance shall be made only to registered broker-dealers which are members of the National Association of Securities Dealers Inc. (NASD) and who also have entered into sales agreements with PFD.

       4. Only unconditional orders for a designated number of shares or dollar amount of investment shall be accepted. Procedures relating to handling orders shall be conveyed to you from time to time. All orders are subject to acceptance or rejection by PFD in our sole discretion.

       5. If any shares sold to or through you under the terms of this agreement are repurchased by PFD or by the issuer or are tendered for redemption within seven business days after the date of our confirmation of the original purchase by you, we both agree to pay to the Fund all commissions on such shares.

       6. Sales by you to the public shall earn a commission computed as a percentage of the applicable offering price and which varies with the size and nature of each such purchase. The terms and conditions affecting the applicable offering prices on shares sold with a front-end sales charge , including features such as combined purchase, rights of accumulation, Letters of Intention and net asset value purchases, are described in the prospectuses. The schedules of commissions generally payable with respect to sales of the Funds are outlined on Appendix A to this agreement. Commission checks for less than $1 will not be issued.

      PFD may, from time to time, offer additional commissions or bonuses on sales by you or your representatives without otherwise revising this agreement. Any such additional commissions or bonuses shall take effect in accordance with the terms and conditions contained in written notification to you.

       7. Remittance of the net amount due for shares purchased from PFD shall be made payable to Pioneering Services Corporation (PSC) Agent for the Underwriter, in New York or Boston funds, within three days of our confirmation of sale to you, or within such shorter time as specified by the rules of the NASD or of a registered clearing agent through which the transaction is settled. Payments made to PSC should be sent to Post Office Box 9014, Boston, MA 02205 (or wired to an account designated by PSC), along with your transfer instructions on the appropriate copy of our confirmation of sale to you. If such payment is not received by PSC, we reserve the right to liquidate the shares purchased for your account and risk. Promptly upon receipt of payment, shares sold to you shall be deposited by PSC to an account on the books of the Fund(s) in accordance with your instructions. Certificates will not be issued unless specifically requested and we reserve the right to levy a charge for issuance of certificates.

       8. You represent that you are and, at the time of purchasing any shares of the Funds, will be registered as a broker-dealer with the US. Securities and Exchange Commission (SEC) or are exempt from such registration; if required to be registered as a broker-dealer you are a member in good standing of the NASD; you are qualified to act as a broker-dealer in the states or jurisdictions in which you intend to offer shares of the Funds; you will abide by all applicable federal and state statutes and the rules of the NASD; and when making sales to citizens or residents of foreign countries, that you will abide by all applicable laws and regulations of that country. Expulsion or suspension from the NASD or revocation or suspension of SEC registration shall act as an immediate cancellation of this agreement.

       9. No person is authorized to make any representations concerning shares of any of the Funds except those contained in the then current Prospectus or Statement of Additional Information for such Fund. In purchasing shares from PFD you shall rely solely on the representations contained in such Prospectuses and Statements of Additional Information.

      10.  Additional  copies  of  the  current   prospectuses,   Statements  of
Additional   Information  (SAI),  and  other  literature  will  be  supplied  in reasonable quantities upon request.

      11. We reserve the right in our discretion to suspend sales or withdraw the offering of shares of any Fund entirely. Either party hereto has the right to cancel this agreement upon five days' written notice to the other party. We reserve the right to amend this agreement at any time and you agree that an order to purchase shares of any one of the Funds placed by you after notice of such amendment has been sent to you shall constitute your agreement to any such amendment.

      12. All written communications to PFD should be sent to the above address. All written communications to you will be sent to your address listed below.

      13. This agreement shall become effective upon receipt by us of your acceptance hereof and supersedes any prior agreement between us with respect to the sales of Shares of any of the Funds.

      14. This agreement shall be construed in accordance with the laws of Massachusetts. The parties hereby agree that all disputes between us of whatever subject matter, whether existing on the date hereof or arising hereafter, shall be submitted to arbitration in accordance with the then current Code of Arbitration Procedure of the NASD, the Uniform Arbitration Act or similar rules. Arbitration shall take place in the city of Boston, Massachusetts. Any decision that shall be made in such arbitration shall be final and binding and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

      15. You appoint the transfer agent for each Fund as your agent to execute the purchase transactions of Shares of such Fund in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, except as modified in writing by the transfer agent, and you guarantee to us and the Fund the legal capacity of your customers so purchasing such Shares and any other person in whose name the Shares are to be registered.

                                          PIONEER FUNDS DISTRIBUTOR, INC.
Date:           ,

                                          By:__________________________________
                                             William A. Misata
                                             Vice President


The undersigned hereby accepts the offer set forth in above letter.

By:__________________________________________________


Title:________________________________________________



                      RETAIN ONE COPY AND RETURN THE OTHER

                         PIONEER FUNDS DISTRIBUTOR, INC.
                                 60 State Street
                                Boston, MA 02109
                                 (617) 742-7825


                    SUPPLEMENTAL SALES AND SERVICE AGREEMENT



You have entered into a Sales Agreement with Pioneer Funds Distributor, Inc. ("PFD") with respect to the Pioneer mutual funds for which PFD serves as principal underwriter ("the Funds").

This agreement incorporates and supplements that agreement. In consideration of your sales of shares of the Funds, for providing services to shareholders of the Funds and of the Pioneer money market funds and assisting PFD and its affiliates in providing such services, we are authorized to pay you certain service fees as specified herein. Receipt by you of any such service fees is subject to the terms and conditions contained in the Funds' prospectuses and/or specified below, as may be amended from time to time.

1. You agree to cooperate as requested with programs that the Funds, PFD or their affiliates provide to enhance shareholder service.

2. You agree to take an active role in providing such shareholder services as processing purchase and redemption transactions and, where applicable, exchanges and account transfers; establishing and maintaining shareholder accounts; providing certain information and assistance with respect to the Funds; responding to shareholder inquiries or advising us of such inquiries where appropriate.

3., You agree to assign an active registered representative to each shareholder account on your and our records and to reassign accounts when registered representatives leave your firm. You also agree, with respect to accounts which are held in nominee or "street" name, to provide such documentation and verification that active representatives are assigned to all such accounts as PFD may require from time to time.

4. You agree to pay to the registered representatives assigned to shareholder accounts a share of any service fees paid to you pursuant to this agreement. You also agree to instruct your representatives to regularly contact shareholders whose accounts are assigned to them.

5. You acknowledge that service fee payments are subject to terms and conditions set forth herein and in the Funds' prospectuses, Statements of Additional Information and Plans of Distribution and that this agreement may be terminated by either party at any time by written notice to the other. Any order to purchase or sell shares received by PFD from you subsequent to the date of our notification to you of an amendment of the Agreement shall be deemed to be your acceptance of such an amendment.

6. You acknowledge that your continued participation in this agreement is subject to your providing a level of support to PFD's marketing and shareholder retention efforts that is deemed acceptable by PFD. Factors which may be considered by PFD in this respect include, but are not limited to, the level of shareholder redemptions, the level of assistance in disseminating shareholder communications, reasonable access to your offices and/or representatives by PFD wholesalers or other employees and whether your compensation system or "preferential list" unduly discriminates against the sale of shares of the Funds.

7. Service fees will generally be paid quarterly, at the rates and under the conditions specified on schedule A hereto.

8. All communications to PFD should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to the address specified by you below. This agreement, in conjunction with the Sales Agreement, describes the complete understanding of the parties.
This agreement shall be construed under the laws of the Commonwealth of Massachusetts.

Accepted:                        Execute this Agreement in duplicate
                                 and return one ofthe duplicate originals to us.
By:___________________________
                                 By:_________________________________________
Title:________________________      William A. Misata
                                    Vice President






                      RETAIN ONE COPY AND RETURN THE OTHER

                    SUPPLEMENTAL SALES AND SERVICE AGREEMENT
                      WITH PIONEER FUNDS DISTRIBUTOR, INC.

                                   SCHEDULE A

     1. Except as specified in Section 4 below, service fees on the aggregate net asset value of each account assigned to you in Pioneer Fund, Pioneer II, and Pioneer Mid-Cap Fund** will be paid at the rate of:

      a.    0.15% annually on shares acquired prior to August 19, 1991.

      b.    0.25% annually on shares acquired on or after August 19, 1991.


     2. Except as specified in Section 4 below, service fees on the aggregate net asset value of each account assigned to you in:

Pioneer Fund                            Pioneer II
Pioneer America Income Trust            Pioneer International  Growth  Fund
Pioneer  Bond  Fund                     Pioneer  Growth  Shares
Pioneer Intermediate Tax-Free Fund      Pioneer Real Estate Shares
Pioneer Europe Fund                     Pioneer Income Fund
Pioneer Capital Growth Fund             Pioneer Tax-Free Income Fund
Pioneer Equity-Income  Fund             Pioneer  Short-Term  Income Trust
Pioneer Gold Shares                     Pioneer  India Fund
Pioneer Emerging  Markets  Fund         Pioneer  Small Company Fund*

                                will be paid at the rate of:

      a. 0.15% annually if the shares are acquired on or after August 19, 1991, as a result of an exchange from Pioneer Fund, Pioneer II, or Pioneer Mid-Cap Fund** of shares owned prior to August 19, 1991.

      b.   0.25% annually on all other shares.


     3. Except as specified in Section 4 below, service fees will be paid at an annual rate of 0.15% of the aggregate net asset value of each account assigned to you in:

                       Pioneer Cash Reserves Fund


     4. Exceptions -- Service fees will not be paid on accounts representing:

          a.   Purchases   by   you   or   your    affiliates,    employees   or
               representatives.

          b Shares which were purchased at net asset value, except for sales of the money market funds or sales on which you are paid a commission and which are subject to the contingent deferred sales charge described in the funds' prospectuses.

          c. "House" accounts or any other accounts not assigned to an active registered representative(s).

          d.   Accounts  established  in  Pioneer  Bond Fund prior to January 1,
               1986.

          e. Service fees of less than $50 per calendar quarter will not be paid.

          f. Pioneer reserves the right to reduce the service fee paid on individual accounts of more than $10 million.

          g. First year services fees on shares subject to a CDSC are at the rate of 0.25% and are prepaid as part of the initial sales commission.

      5. Service fees on shares sold with a front-end sales charge normally begin to be earned as soon as the transaction settles, unless specified otherwise in the fund prospectus. Since the commission on shares sold with a CDSC includes a prepaid one year service fee , periodic service fees on such shares are paid beginning one year following the transaction.

     6. Service Fees of 1% on class C shares will begin after first year.


*  Service fees begin accruing January 1, 1996
** Formerly Pioneer Three Fund